As Filed with the Securities and Exchange Commission on July 24, 2000
                                                 Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
     ----------------------------------------------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
     ----------------------------------------------------------------------
                            MAVERICK TUBE CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                          43-1455766
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                         Identification Number)

                      16401 Swingley Ridge Road, Suite 700
                            St. Louis, Missouri 63017
                                 (636) 733-1600
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Gregg M. Eisenberg, President
                      16401 Swingley Ridge Road, Suite 700
                            St. Louis, Missouri 63017
                                 (636) 733-1600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

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                                 With copies to:
                             Robert H. Wexler, Esq.
                         Gallop, Johnson & Neuman, L.C.
                          1600 Interco Corporate Tower
                                101 South Hanley
                            St. Louis, Missouri 63105
                                 (314) 862-1200
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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                      Proposed       Proposed
                                       Maximum       Maximum
Title of Each Class       Amount      Offering      Aggregate       Amount  of
of Securities to be       to be       Price per     Offering       Registration
Registered              Registered     Unit(2)       Price(2)         Fee(3)
--------------------------------------------------------------------------------
Common stock, par
value $.01 per share(1)   16,463,302  23.3125     $383,800,728       $101,324
================================================================================

(1) Includes the preferred share purchase rights associated with the common stock of Maverick Tube Corporation.

(2) Estimated pursuant to Rule 457(c) for the purposes of computing the registration fee based upon the average of the high and low prices of the common stock of Maverick Tube Corporation, as reported on the Nasdaq National Market on July 18, 2000.

(3) In accordance with Rule 457(b), the registration fee of $101,324 is offset by the fee of $84,026, which was paid with respect to the preliminary proxy statement filed on July 7, 2000, in connection with this transaction, resulting in an additional fee of $17,298.

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   Subject to Completion, Dated July 24, 2000


                                16,463,302 SHARES


                            MAVERICK TUBE CORPORATION

                                  COMMON STOCK
             (INCLUDING ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

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         This prospectus relates to the shares of the common stock of Maverick
Tube Corporation, a Delaware corporation, issuable upon exchange of the exchangeable shares of Maverick Tube (Canada) Ltd., an Alberta corporation and a wholly-owned subsidiary of Maverick. The exchangeable shares are being issued to the former shareholders of Prudential Steel Ltd. in connection with our business combination with Prudential. Each exchangeable share may be exchanged for one share of our common stock, plus all payable and unpaid dividends, if any, on a share of our common stock. Because the shares of our common stock offered by this prospectus will be issued only in exchange for, or upon the redemption of, the exchangeable shares, we will not receive any cash proceeds from this offering. We are paying all expenses in connection with this offering.

         Our common stock is currently listed on the Nasdaq National Market under the symbol "MAVK." On July 21, 2000, the last reported price for our common stock as reported on the Nasdaq National Market was $23.875 per share. We have applied for listing of our common stock on the New York Stock Exchange under the symbol "MVK." Unless otherwise indicated, all dollar references in this prospectus are to U.S. dollars.


    -----------------------------------------------------------------------

      You should carefully consider the risk factors beginning on page 3.

    -----------------------------------------------------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is _______, 2000.

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----
Table of Contents . . . . . . . . . . . . . . . . . . . . . . . . . .      2
Glossary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
Cautionary Statement Concerning Forward-Looking Statements  . . . . .      4
The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
Principal Attributes of the Exchangeable Shares . . . . . . . . . . .      6
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . .      6
Information About Tax Considerations  . . . . . . . . . . . . . . . .     12
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21
Where You Can Find More Information . . . . . . . . . . . . . . . . .     22
Documents Incorporated By Reference . . . . . . . . . . . . . . . . .     22

                               -------------------

                                    GLOSSARY

Unless the context otherwise requires:

         "proxy statement" means the proxy statement on Schedule 14A filed by Maverick with the Securities and Exchange Commission on July 7, 2000 in connection with the separate special stockholders' meetings of Maverick and Prudential with regard to the transaction;

         "Maverick" refers to Maverick Tube Corporation and its subsidiaries prior to the consummation of the transaction;

         "Maverick Canada" refers to Maverick Tube (Canada) Ltd., an Alberta corporation and a subsidiary of Maverick formed for the purpose of issuing the exchangeable shares to Prudential shareholders in the transaction;

         "Prudential" refers to Prudential Steel Ltd. and its subsidiaries prior to the consummation of the transaction;

         "transaction" refers to the combination of the businesses of Maverick and Prudential pursuant to the combination agreement dated as of June 11, 2000 between Maverick and Prudential and implemented through a share exchange under a plan of arrangement;

         "U.S. Code" refers to the United States Internal Revenue Code of 1986, as amended; and

         "we," "our," or "us" refers to Maverick prior to the consummation of the transaction, and Maverick combined with Prudential following the consummation of the transaction.

                                  RISK FACTORS

         You should consider carefully the following factors, in addition to the other information contained or incorporated by reference in this prospectus, before exchanging or redeeming your exchangeable shares for the shares of our common stock offered by this prospectus.

         The Exchange of Your Exchangeable Shares is Generally Taxable.

         Based on the tax laws as of the date of this prospectus, the exchange or redemption of exchangeable shares for shares of our common stock is generally a taxable event in Canada and may be a taxable event in the U.S. Your tax consequences can vary depending on a number of factors, including:

         your residency;

         whether your exchangeable shares are purchased by us or redeemed by Maverick Canada for shares of our common stock; and

         the length of time that you hold your exchangeable shares prior to the exchange or redemption.

See "Information About Tax Considerations."

         The Market Price of Our Common Stock May Be Less Than the Market Price of the Exchangeable Shares.

         Our common stock currently trades on the Nasdaq National Market, and we have applied for listing on the New York Stock Exchange. We expect our common stock to begin trading on the New York Stock Exchange contemporaneously with the consummation of the transaction. When our common stock begins trading on the New York Stock Exchange, it will no longer be traded on the Nasdaq National Market. The exchangeable shares have been approved to trade on The Toronto Stock Exchange. We do not plan to list our common stock or the exchangeable shares on any exchanges other than the New York Stock Exchange and The Toronto Stock Exchange, respectively. Although we believe the market prices on the New York Stock Exchange and The Toronto Stock Exchange should reflect essentially equivalent values, we cannot give any assurance that the market price of our common stock will be identical, or even similar, to the market prices of the exchangeable shares.

         Our Common Stock Will Be Foreign Property for Canadian Tax Purposes.

         You may be required to limit your investment in our common stock or risk incurring penalties under the Income Tax Act (Canada) if you are:

         a trust governed by a Canadian registered pension plan;

         a Canadian registered retirement savings plan;

         a Canadian registered retirement income fund;

         a Canadian registered education savings plan;

         a Canadian deferred profit sharing plan; or

         among some other classes of tax-exempt person.

         So long as the exchangeable shares are listed on a prescribed Canadian stock exchange, such as The Toronto Stock Exchange, and Maverick Canada maintains a substantial presence in Canada, the exchangeable shares will be qualified investments for these plans or persons and will be foreign property under the Income Tax Act (Canada). However, our common stock will be foreign property for these plans or persons. These plans or persons must limit their investment in our common stock within the foreign property content limits or risk incurring penalties under the Income Tax Act (Canada).

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

         We make forward-looking statements in this document and in the public documents that are incorporated by reference, including the proxy statement, which represent our expectations or beliefs about future events and financial performance. You can identify these statements by forward-looking words such as "expect," "believe," "anticipate," "goal," "plan," "intend," "estimate," "may," "will" or similar words. Forward-looking statements are based on our management's current expectations, beliefs and assumptions, and are subject to known and unknown risks and uncertainties, including:

         the volatility in the level of oil and gas drilling activity;

         steel price volatility;

         currency exchange rates;

         domestic and foreign competitive pressures;

         fluctuations in industry-wide inventory levels;

         the presence or absence of governmentally imposed trade restrictions;

         asserted and unasserted claims; and

         those other risks and uncertainties described under "Risk Factors" and elsewhere in this prospectus, the proxy statement and in Maverick's other filings with the Securities and Exchange Commission and Prudential's other filings with the Canadian securities administrators.

         In light of these risks and uncertainties, the forward-looking events discussed in this prospectus might not occur. In addition, actual results could differ materially from those suggested by the forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The sections of this prospectus and in the proxy statement, which is incorporated by reference, that contain forward-looking statements include:

         "Questions and Answers About the Transaction," beginning on page 1 of the proxy statement;

         "Summary," beginning on page 5 of the proxy statement;

         "Summary Historical and Pro Forma Financial Data," beginning on page 15 of the proxy statement;

         "Risk Factors" on page 3 of this prospectus and beginning on page 21 of the proxy statement;

         "Description of the Transaction," beginning on page 31 of the proxy statement;

         "Certain Financial and Other Information about the Companies," beginning on page 72 of the proxy statement;

         "Unaudited Pro Forma Combined Condensed Financial Statements" beginning on page 76 of the proxy statement;

         Prudential Management's Discussion and Analysis of Financial Condition and Results of Operations contained in Annex K to the proxy statement; and

         Maverick Management's Discussion and Analysis of Financial Condition and Results of Operations contained in Annex K to the proxy statement.

         For all these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

                                   THE COMPANY

         We are one of the largest U.S. manufacturers of steel tubular products used in energy and industrial applications. Energy related products consist of oil country tubular goods and line pipe that are used in the exploration, development, production and transportation of oil and natural gas. Industrial products consist of hollow structural sections, standard pipe and piling pipe, which are used in non-residential and commercial construction, agriculture and fabrication, and cold drawn mechanical tubing which is used primarily in the manufacture of hydraulic and pneumatic cylinders. Our principal executive offices are located at 16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri, 63017 and our telephone number is (636) 733-1600.

         The transaction will combine the businesses of Maverick and Prudential, which we believe complement each other, to create:

         the largest North American producer of welded oil country tubular goods for the energy industry in terms of total ton capacity and, based upon pro forma data for the twelve-month period ended December 31, 1999, total tons shipped; and

         a major supplier of line pipe for the energy industry and hollow structural sections to industrial markets.

We will implement the transaction through a share exchange under a plan of arrangement. Upon completion of the proposed transaction:

         Prudential will become an indirect wholly-owned subsidiary of Maverick;

         Prudential shareholders will cease to be shareholders of Prudential and (other than dissenting shareholders) will receive, for each Prudential common share, 0.52 of an exchangeable share of Maverick Canada;

         each exchangeable share will have economic and voting rights equivalent to one share of Maverick common stock and will be exchangeable, at the option of the holder, for one share of Maverick common stock; and

         each outstanding option to purchase a Prudential common share will be exchanged for an option to purchase 0.52 of a share of Maverick common stock at an exercise price equal to its current exercise price divided by 0.52, expressed in U.S. dollars.


                 PRINCIPAL ATTRIBUTES OF THE EXCHANGEABLE SHARES

         The exchangeable shares, which are being issued by our subsidiary, Maverick Canada, will have the following attributes:

         holders of exchangeable shares will be entitled to receive dividends, if any, on a per share basis, equivalent to the per share dividends we pay from time to time on shares of our common stock, and to vote indirectly through a voting trust arrangement at meetings of our stockholders;

         holders of the exchangeable shares generally will not be entitled to receive notice of or to attend or vote at any meeting of the shareholders of Maverick Canada;

         the exchangeable shares will be entitled to a preference over the common shares of Maverick Canada, and any other shares ranking junior to the exchangeable shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of Maverick Canada; and

         in the event of the liquidation, dissolution or winding-up of Maverick Canada, a holder of exchangeable shares will be entitled to receive for each exchangeable share one share of our common stock, together with the equivalent amount of all dividends payable and unpaid, if any, on our common stock.


For a more detailed description of the attributes of the exchangeable shares, please see "Information About the Share Capital of Maverick and Maverick Canada
- Maverick Canada Share Capital" on page 87 of the proxy statement.

                                 USE OF PROCEEDS

         Because the shares of our common stock will be issued in exchange for or upon the redemption of exchangeable shares, we will not receive any cash proceeds upon the issuance of our common stock.

                              PLAN OF DISTRIBUTION

General.

         Our common stock may be issued to you in several ways. For instance, you have the right to exchange or cause the redemption of your exchangeable shares. By exercising these rights, you may require an exchange by us or redemption by Maverick Canada, as the case may be, of your exchangeable shares for our common stock. Your rights are called:

         exchange put rights; and

         retraction rights;

         Also, we may issue our common stock to you as a result of an automatic exchange or redemption. Upon the occurrence of specified triggering events, you will be required to exchange your exchangeable shares for our common stock. These rights arise automatically upon the occurrence of triggering events and are called:

         the automatic redemption right;

         the optional exchange right;

         the liquidation right; and

         the automatic exchange right;

         Finally, we may exercise our call rights. Our call rights permit us to require an exchange of exchangeable shares for our common stock if you exercise your retraction rights or in any circumstance where Maverick Canada would otherwise be required to redeem your exchangeable shares. We plan to exercise our call rights, when available, and currently foresee limited, if any, circumstances under which we would not exercise our call rights rather than permit your exchangeable shares to be redeemed by Maverick Canada. Accordingly, we expect that you will receive our common stock only through an exchange with us, as opposed to a redemption by Maverick Canada, of your exchangeable shares for our common stock. While in either case you would receive the same consideration, the tax consequences resulting from an exchange with us will be substantially different from the tax consequences resulting from a redemption by Maverick Canada. Our call rights are called our:

         retraction call rights;

         liquidation call rights; and

         redemption call rights.

Your Rights to Exchange or Redeem Your Shares.

         We will grant your exchange put right described below to CIBC Mellon Trust Company, as trustee, for the benefit of the holders of the exchangeable shares. You also have the right to retract (i.e., require Maverick Canada to redeem, subject to our retraction call rights) any or all of your exchangeable shares.

         Your exchange put right. You may require us to exchange all or any part of your exchangeable shares for an equivalent number of shares of our common stock, plus all of our dividends then payable and unpaid, if any. You may exercise your exchange put right by presenting to CIBC Mellon at its principal offices in Calgary, Alberta or Toronto, Ontario:

         written notice;

         a certificate or certificates representing the exchangeable shares you desire to have us exchange; and

         other documents and instruments as provided in the voting and exchange trust agreement among us, Maverick Canada and CIBC Mellon.

         An exchange pursuant to this right will be completed not later than the close of business on the third business day following receipt by the trustee of the items listed above.

         Your retraction rights. Subject to applicable law and our retraction call right, you are entitled at any time to retract (i.e., require Maverick Canada to redeem) any or all of your exchangeable shares and to receive an equal number of shares of our common stock plus the amount of all of our dividends then payable and unpaid, if any. You may retract by presenting certificates representing the number of exchangeable shares you wish to retract to the trustee or Maverick Canada, together with a duly executed retraction request:

         specifying the number of exchangeable shares you desire to retract;

         stating the retraction date on which you desire to have Maverick Canada redeem your shares, which must be a business day between five and ten days from the date of delivery of the request; and

         acknowledging our retraction call right to purchase all but not less than all of the retracted shares directly from you and that the retraction request will be deemed to be a revocable offer by you to sell the retracted shares to us in accordance with our retraction call right on the terms and conditions described below.

Maverick Canada will promptly notify us upon receipt of a retraction request.

         Your retraction rights are subject to our retracting call rights. In order to exercise our retraction call right, we must notify Maverick Canada of our determination to do so within two business days of our receipt of notification. If we deliver the call notice within two business days, and you have not revoked your retraction request, Maverick Canada will not redeem the retracted shares and we will purchase from you the retracted shares on the retraction date. If we do not timely deliver the call notice and you have not revoked your retraction request, Maverick Canada will redeem the retracted shares on the retraction date.

         You may withdraw your retraction request by giving notice in writing to Maverick Canada before the close of business on the business day before your retraction date. If you withdraw your retraction request, your offer to sell the shares to us will be deemed to have been revoked. If, as a result of liquidity or solvency requirements or other provisions of applicable law, Maverick Canada is not permitted to redeem all the exchangeable shares you desire to retract, Maverick Canada will redeem only those exchangeable shares you have tendered as would be permitted by applicable law.

         If any of your exchangeable shares are not redeemed by Maverick Canada as a consequence of applicable law or purchased by us, you will be deemed to have required us to purchase your unretracted shares in exchange for an equal number of shares of our common stock, plus the amount of all of our dividends then payable and unpaid, if any, on the retraction date pursuant to your exchange put right.

The Automatic Rights.

         The automatic redemption right. Subject to applicable law and our redemption call rights, on an automatic redemption date, Maverick Canada will redeem all but not less than all of the then outstanding exchangeable shares in exchange for an equal number of shares of our common stock, plus the amount of all of our dividends then payable and unpaid, if any. Notwithstanding any proposed redemption of the exchangeable shares, our redemption call rights give us the overriding right to acquire on an automatic redemption date, all but not less than all of the outstanding exchangeable shares in exchange for an equal number of shares of our common stock, plus the amount of all of our dividends then payable and unpaid, if any.

         An automatic redemption date is the first to occur of:

         the date selected by the Maverick Canada board, if the selected date is later than the fifth anniversary of the closing of our acquisition of Prudential;

         the date selected by the Maverick Canada board, if the selected date is later than the third anniversary of the closing of our acquisition of Prudential and if less than 10% of the number of exchangeable shares issuable at the closing of our acquisition of Prudential, other than exchangeable shares held by Maverick and entities controlled by Maverick, are outstanding;

         the business day prior to the record date for any meeting or vote of the Maverick Canada shareholders to consider any matter in which the holders of exchangeable shares would be entitled to vote as Maverick Canada shareholders, but excluding any meeting or vote as described in the bullet immediately below; and

         the business day following the day on which the holders of exchangeable shares fail to take the necessary action at a meeting or other vote of holders of exchangeable shares, if and to the extent the action is required, to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the exchangeable shares, if the approval or disapproval, as applicable, of the change would be required to maintain the economic and legal equivalence of the exchangeable shares and our common stock.

         At least 45 days before an automatic redemption date or before a possible automatic redemption date which may result from a failure of the holders of the exchangeable shares to take a necessary action as described above, Maverick Canada shall provide you with written notice of the proposed redemption or possible redemption of the exchangeable shares by Maverick Canada. In the case of a possible automatic redemption date, the notice will be given contingently and will be withdrawn if the contingency does not occur.

         The optional exchange right. Upon the occurrence and during the continuance of a Maverick Canada insolvency event, you will be entitled to instruct CIBC Mellon Trust Company, as trustee, to exercise the optional exchange right, with respect to any or all of your exchangeable shares, requiring us to acquire your exchangeable shares. Immediately upon the occurrence of a Maverick Canada insolvency event or any event which may, with the passage of time or the giving of notice, become a Maverick Canada insolvency event, we and Maverick Canada will give written notice to the trustee. The trustee will then promptly notify you of the event or potential event and will advise you of your rights with respect to the optional exchange right. The consideration for each exchangeable share to be acquired under the optional exchange right will be one share of our common stock, plus the amount of all of our dividends then payable and unpaid, if any.

         A Maverick Canada insolvency event means:

         the institution of, or the consent of Maverick Canada to the institution of, any proceeding for Maverick Canada to be adjudicated bankrupt or insolvent or to be dissolved or wound-up, or the filing of a petition, answer or consent seeking dissolution or winding-up under bankruptcy, insolvency or analogous laws;

         the failure of Maverick Canada to contest in good faith any bankruptcy, insolvency, dissolution, winding-up or analogous proceeding commenced against it within 15 days of becoming aware of the proceeding;

         the consent of Maverick Canada to the filing of any bankruptcy, insolvency, dissolution, winding-up or analogous petition or appointment of a receiver;

         the making by Maverick Canada of a general assignment for the benefit of creditors, or the admission in writing of its inability to pay its debts generally as they become due; or

         Maverick Canada's not being permitted, pursuant to liquidity or solvency requirements of applicable law, to redeem any exchangeable shares pursuant to a retraction request.

         If, as a result of liquidity or solvency requirements or other provisions of applicable law, Maverick Canada is not permitted to redeem all of your exchangeable shares tendered for retraction in accordance with your retraction call rights, you will be deemed to have exercised the optional exchange right with respect to your unredeemed exchangeable shares, and we will be required to purchase (i.e. issue our common stock to you in exchange for) your unredeemed shares.

         The liquidation right. Subject to our liquidation call right, in the event of the liquidation, dissolution or winding-up of Maverick Canada or any other distribution of assets of Maverick Canada among its shareholders for the purpose of winding-up its affairs, you will be entitled to receive for each exchangeable share one share of Maverick common stock, together with the amount of all of our dividends then payable and unpaid, if any.

         The automatic exchange right. In the event of a Maverick liquidation event, we will be deemed to have purchased each outstanding exchangeable share and you will be deemed to have sold your exchangeable shares to us for an equal number of shares of Maverick common stock, plus the equivalent amount of all Maverick dividends then payable and unpaid, if any.

         A Maverick liquidation event is:

         any determination by our board to institute voluntary liquidation, dissolution or winding-up proceedings of Maverick or to effect any other distribution of our assets among our shareholders for the purpose of winding-up our affairs; or

         the earlier of receipt of notice of, and our otherwise becoming aware of, any threatened or instituted claim or other proceeding with respect to the involuntary liquidation, dissolution or winding-up of Maverick or to effect any other distribution of our assets among our shareholders for the purpose of winding-up our affairs.

Our Call Rights.

         In the circumstances described below, we will have overriding call rights to acquire your exchangeable shares by delivering an equal number of shares of our common stock, plus the amount of all of our dividends then payable and unpaid, if any. Different Canadian federal income tax consequences may arise depending upon whether we exercise our call rights or whether your exchangeable shares are redeemed by Maverick Canada. See "Information About Tax Considerations - Canadian Federal Income Tax Considerations."

         Our retraction call right. If you request the redemption by Maverick Canada of your exchangeable shares, you will be deemed to offer your exchangeable shares to us, and we will have an overriding retraction call right to acquire all, but not less than all, of the exchangeable shares that you have requested Maverick Canada to redeem in exchange for an equal number of shares of our common stock, plus the amount of all of our dividends then payable and unpaid, if any.

         Our liquidation call right. We will be granted an overriding liquidation call right, in the event of and notwithstanding a proposed liquidation, dissolution or winding-up of Maverick Canada or any other distribution of the assets of Maverick Canada among its shareholders for the purpose of winding-up its affairs, to acquire all, but not less than all, of the exchangeable shares then outstanding in exchange for an equal number of shares of our common stock, plus the amount of all of our dividends then payable and unpaid, if any. Upon the exercise of our liquidation call right, you will be obligated to transfer your exchangeable shares to us. Our acquisition of all of the outstanding exchangeable shares upon the exercise of our liquidation call right will occur on the effective date of the voluntary or involuntary liquidation, dissolution or winding-up of Maverick Canada.

         Our redemption call right. We have an overriding redemption call right to acquire on an automatic redemption date all, but not less than all, of the exchangeable shares then outstanding in exchange for an equal number of shares of our common stock, plus the amount of all of our dividends then payable and unpaid, if any, and, upon the exercise of our redemption call right, you will be obligated to transfer your exchangeable shares to us in exchange for shares of our common stock.

         If we exercise one or more of our call rights, we will issue our common stock directly to you and will become the holder of your exchangeable shares. We will not be entitled to exercise any of the voting rights attached to your exchangeable shares. If we decline to exercise our call rights when available, we will be required to issue our common stock as Maverick Canada directs, including to Maverick Canada, which will, in turn, transfer our common stock to you in consideration for the return and cancellation of your exchangeable shares. If we do not exercise our call rights when applicable and instead deliver our common stock as Maverick Canada directs, you would receive the same consideration, but the Canadian tax consequences will be substantially different. See "Information About Tax Considerations - Canadian Federal Income Tax Considerations." However, we anticipate that we will exercise our call rights, when available, and currently foresee limited, if any, circumstances under which we would not exercise our call rights. In addition, we do not anticipate any restriction or limitation on the number of exchangeable shares we would acquire upon the exercise of our call rights.

         In any circumstance where we are required to purchase your exchangeable shares, we may establish a separate Candadian subsidiary solely for the purpose of acquiring from us and delivering to you those shares of our common stock. In either case, the tax consequences of the exchange to you will be substantially identical.

                      INFORMATION ABOUT TAX CONSIDERATIONS

Canadian Federal Income Tax Considerations

         In the opinion of McCarthy Tetrault, our Canadian counsel, the following is a fair and adequate summary of the material Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) if you hold exchangeable shares or acquire our common stock on the exchange of exchangeable shares and if, for purposes of the Income Tax Act (Canada), you deal with us at arm's length and hold your exchangeable shares and will hold our common stock as capital property. This discussion does not apply to you if you are a "financial institution", as defined in the Income Tax Act (Canada), and are therefore subject to the mark-to-market provisions of the Income Tax Act (Canada).

         The exchangeable shares and our common stock will generally be considered to be capital property to you unless the shares are held by you in the course of carrying on a business of buying and selling similar securities or the shares are acquired in a transaction considered to be an adventure in the nature of trade. If you are a resident of Canada and the exchangeable shares might not otherwise qualify as capital property, you may be entitled to obtain this qualification by making the irrevocable election provided under Subsection 39(4) of the Income Tax Act (Canada). If you do not hold your exchangeable shares or will not hold our common stock as capital property, you should consult your own tax advisors for information and advice having regard to your particular circumstances.

         This summary is based on the current provisions of the Income Tax Act (Canada) and regulations, the current provisions of the Convention Between the United States of America and Canada with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended and our counsel's understanding of the current published administrative practices of the Canada Customs and Revenue Agency. This summary takes into account all specific proposals to amend the Income Tax Act (Canada) and regulations that have been publicly announced by the Minister of Finance (Canada) prior to the date hereof and assumes that all of these proposed amendments will be enacted in their present form. No assurances can be given that any proposed amendments will be enacted in the form proposed, if at all.

         Except for the foregoing, this summary does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations which may differ from the Canadian federal income tax considerations described below. No advance income tax ruling has been sought or obtained from the Canada Customs and Revenue Agency to confirm the tax consequences of any of the transactions relating to the exchangeable shares or the acquisition of our common stock on the exchange of exchangeable shares.

         For purposes of the Income Tax Act (Canada), all amounts relating to the acquisition, holding or disposition of our common stock, including dividends, adjusted cost base amounts and proceeds of disposition, must be converted into Canadian dollars based on the prevailing United States dollar exchange rate generally at the time these amounts arise.

         This summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business or tax advice to you. Therefore, you should consult your own tax advisors with respect to your particular circumstances.

         Shareholders Resident in Canada.

         The following portion of this summary will apply to you if, for the purposes of the Income Tax Act (Canada) and any applicable income tax treaty or convention, you are resident or deemed to be resident in Canada at all relevant times. This summary does not apply to you if we are or will be a "foreign affiliate" of you as defined in the Income Tax Act (Canada) or if you hold or will hold more than 10% of the exchangeable shares.

                  Redemption of exchangeable shares. On a redemption (including a retraction) of your exchangeable shares by Maverick Canada, you will be deemed to have received a dividend equal to the amount, if any, by which the redemption proceeds exceed the paid-up capital of the exchangeable shares so redeemed. For these purposes, the redemption proceeds will be the fair market value of our common stock received from Maverick Canada at the time of the redemption plus the amount, if any, of all payable and unpaid dividends on the exchangeable shares paid on the redemption. The taxation of dividends received on the exchangeable shares is described below.

                  On a redemption (including a retraction) of your exchangeable shares, you will also be considered to have disposed of your exchangeable shares, but the amount of the deemed dividend will be excluded in computing your proceeds of disposition for purposes of computing any capital gain or capital loss arising on the disposition. If you are a corporation, in some circumstances, the amount of any such deemed dividend may be treated as proceeds of disposition and not as a dividend. The taxation of capital gains and capital losses is described below.

                  Exchange of exchangeable shares with us. On an exchange of your exchangeable shares with us for our common stock, you will generally realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of your exchangeable shares, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to you of the exchangeable shares immediately before the exchange. For these purposes, the proceeds of disposition will be the fair market value at the time of the exchange of our common stock which you receive plus any other amounts received from us as part of the exchange. The taxation of capital gains and capital losses is described below.

                  Dividends on exchangeable shares. If you are an individual, dividends received or deemed to be received on the exchangeable shares will be included in computing your income, and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from a corporation resident in Canada.

                  If you are a corporation other than a "specified financial institution", as defined in the Income Tax Act (Canada), dividends received or deemed to be received on the exchangeable shares normally will be included in your income and deductible in computing your taxable income.

                  The exchangeable shares will be "term preferred shares", as defined in the Income Tax Act (Canada). Consequently, if you are a "specified financial institution", as defined in the Income Tax Act (Canada), a dividend received or deemed to be received on the exchangeable shares will be deductible in computing your taxable income only if:

                  you did not acquire the exchangeable shares in the ordinary course of carrying on your business; or

                  at the time the dividend is received, the exchangeable shares are listed on a prescribed stock exchange in Canada (which currently includes The Toronto Stock Exchange) and you, either alone or together with persons with whom you do not deal at arm's length, do not receive (or are not deemed to receive) dividends in respect of more than 10% of the issued and outstanding exchangeable shares.

                  In addition, to the extent that a deemed dividend arises on the redemption of the exchangeable shares by Maverick Canada, a portion of the dividend may not be subject to the denial of dividend deduction applicable in respect of term preferred shares in accordance with the exceptions outlined above. If you are a specified financial institution, you should consult you own tax advisors.

                  If you are a "private corporation", as defined in the Income Tax Act (Canada), or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual or a related group of individuals, you may be liable under
         Part IV of the Income Tax Act (Canada) to pay a refundable tax of 33 1/3% of any dividends received or deemed to be received on your exchangeable shares to the extent that these dividends are deductible in computing your taxable income.

                  A shareholder that is throughout the relevant taxation year a "Canadian-controlled private corporation", as defined in the Income Tax Act (Canada), may be liable to pay an additional refundable tax of 6 2/3% on its "aggregate investment income" for the year which will include dividends or deemed dividends that are not deductible in computing taxable income.

                  Acquisition and disposition of our common stock. The cost of our common stock received on a retraction, redemption or exchange of exchangeable shares will be equal to the fair market value of these shares at the time of that event, and will be averaged with the adjusted cost base of any other shares of our common stock held by you at that time as capital property. A disposition or deemed disposition of our common stock by you will generally result in the realization of a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to you of these shares immediately before the disposition. The taxation of capital gains and capital losses is described below.

                  Dividends on our common stock. Dividends on our common stock will be included in your income for the purposes of the Income Tax Act (Canada). If you are an individual, you will not be subject to the gross-up and dividend tax credit rules in the Income Tax Act (Canada) applicable to dividends received from corporations resident in Canada. If you are a corporation, you will be required to include these dividends in computing your income and generally will not be entitled to deduct the amount of these dividends in computing your taxable income.

                  A shareholder that is throughout the relevant taxation year a "Canadian-controlled private corporation", as defined in the Income Tax Act (Canada), may be liable to pay an additional refundable tax of 6 2/3% on its "aggregate investment income" for the year which will include these dividends.

                  If there is United States non-resident withholding tax on any dividends you receive on our common stock, you will be generally be eligible for foreign tax credit or deduction treatment where applicable under the Income Tax Act (Canada).

                  Taxation of capital gains and capital losses. Two-thirds of any capital gain realized on a disposition or deemed disposition of exchangeable shares or our common stock must be included in your income for the year of the disposition. You generally may be able to deduct two-thirds of any capital losses against two-thirds of any capital gains realized in the year of the disposition. Any capital losses in excess of capital gains in the year of the disposition may generally be carried back and deducted against net capital gains (capital gains less capital losses) up to three taxation years or carried forward indefinitely, to the extent and in the circumstances prescribed in the Income Tax Act (Canada).

                  Capital gains realized by an individual or trust, other than certain trusts, may give rise to alternative minimum tax under the Income Tax Act (Canada).

                  A shareholder that is throughout the relevant taxation year a "Canadian-controlled private corporation", as defined in the Income Tax Act (Canada), may be liable to pay an additional refundable tax of 6 2/3% on its "aggregate investment income" for the year which will include an amount in respect of taxable capital gains.

                  If you are a corporation, the amount of any capital losses arising from a disposition or deemed disposition of shares may be reduced by the amount of any dividends received or deemed to have been received by you on these shares to the extent and under circumstances prescribed by the Income Tax Act (Canada). Similar rules may apply where you are a corporation and a member of a partnership or a beneficiary of a trust that owns these shares or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns any of these shares. You should consult your own tax advisors if these rules may be relevant to you.

                  Foreign property information reporting. With some exceptions, any taxpayer resident in Canada in the year will be a "specified Canadian entity", as defined in the Income Tax Act (Canada). If you are a specified Canadian entity for a taxation year or fiscal period and the total cost amount of "specified foreign property", which would include the exchangeable shares and our common stock, at any time in the year or fiscal period exceeds C$100,000, you will be required to file an information return for the year or period disclosing prescribed information, your cost amount, any dividends received in the year, and any gains or losses realized in the year, in respect of the specified foreign property. You should consult you own advisors about whether you must comply with these rules with respect to the ownership of our common stock.

         Shareholders Not Resident in Canada.

         The following portion of this summary will apply to you only if, for purposes of the Income Tax Act (Canada) and any applicable tax treaty or convention, you will not be resident or deemed to be resident in Canada at any time while you hold exchangeable shares or our common stock, and if you will not use or hold the exchangeable shares or our common stock in the course of carrying on a business (including an insurance business) in Canada and, except as specifically discussed below, if those shares do not constitute "taxable Canadian property" to you as defined in the Income Tax Act (Canada).

         The exchangeable shares will generally not be taxable Canadian property to you at a particular time provided that these shares are listed on a prescribed stock exchange (which currently includes The Toronto Stock Exchange) and you, separately or together with persons with whom you do not deal at arm's length, have not owned (or had under option) 25% or more of the issued shares of any class or series of the capital stock of Maverick Canada at any time within five years preceding the particular time. Our common stock will generally not constitute taxable Canadian property to you.

         Provided the exchangeable shares or our common stock are not taxable Canadian property to you, you will not be subject to tax under the Income Tax Act (Canada) on the exchange of exchangeable shares for our common stock (except to the extent the exchange gives rise to a deemed dividend as discussed below), or on the sale or other disposition of exchangeable shares or our common stock.

         Dividends paid or deemed to be paid on the exchangeable shares will be subject to non-resident withholding tax under the Income Tax Act (Canada) at the rate of 25%, although this rate may be reduced under the provisions of an applicable income tax treaty or convention. For example, under the Canada-U.S. Tax Convention the rate of non-resident withholding tax is generally reduced to 15% in respect of dividends paid to a person who is the beneficial owner thereof and who is resident in the United States for purposes of the convention.

         A holder whose exchangeable shares are redeemed by Maverick Canada (either under redemption rights or pursuant to retraction rights) will be deemed to receive a dividend equal to the amount, if any, by which the redemption proceeds exceed the paid-up capital of the exchangeable shares at the time the exchangeable shares are redeemed. For these purposes, the redemption proceeds will be the fair market value of our common stock received from Maverick Canada at the time of the redemption plus the amount, if any, of all payable and unpaid dividends on the exchangeable shares paid on the redemption. Any deemed dividend will be subject to non-resident withholding tax as described in the preceding paragraph. However, we anticipate that we will exercise our call rights, when available, and currently foresee limited, if any, circumstances under which exchangeable shares would be redeemed by Maverick Canada.

U.S. Federal Income Tax Considerations.

         In the opinion of Gallop, Johnson & Neuman, L.C., U.S. tax counsel to Maverick, the following is a fair and adequate description of the material U.S. federal income tax considerations generally applicable to holders of exchangeable shares that hold their exchangeable shares as capital assets and that exchange those shares for shares of Maverick common stock. This description is based on:

         the U.S. Code;

         income tax regulations, proposed and final, issued under the U.S. Code; and

         judicial and administrative interpretations of the U.S. Code and regulations; in each case as in effect and available as of the date of this prospectus.

         These income tax laws, regulations and interpretations, however, may change at any time, and any change could be retroactive to the date of this prospectus. These income tax laws and regulations are also subject to various interpretations, and the U.S. Internal Revenue Service or the U.S. courts could later disagree with the explanations or conclusions contained in this description.

         For purposes of this description, a U.S. holder is a beneficial owner of exchangeable shares or Maverick common stock, as the case may be, that, for U.S. federal income tax purposes, is:

         a citizen or resident of the U.S., including some former citizens or residents of the U.S.;

         a partnership or corporation created or organized in or under the laws of the U.S. or any state thereof, including the District of Columbia;

         an estate if its income is subject to U.S. federal income taxation regardless of its source; or

         a trust if it has validly elected to be treated as a United States person for U.S. federal income tax purposes or if a U.S. court can exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions.

         A non-U.S. holder is a beneficial owner of exchangeable shares or Maverick common stock, as the case may be, other than a U.S. holder.

         The tax consequences to the following parties are not addressed in this description:

         persons that may be subject to special tax treatment such as financial institutions, real estate investment trusts, tax-exempt organizations, qualified retirement plans, individual retirement accounts, regulated investment companies, insurance companies, and brokers and dealers or traders in securities or currencies;

         persons who acquired exchangeable shares pursuant to an exercise of employee stock options or rights or otherwise as compensation;

         persons having a functional currency for U.S. federal income tax purposes other than the U.S. dollar;

         persons that hold or will hold exchangeable shares or Maverick common stock, as the case may be, as part of a position in a straddle or as part of a hedging or conversion transaction;

         persons that own, or are deemed to own, 5% or more, by voting power or value, of the outstanding stock of Maverick Canada or Maverick, as the case may be; and

         persons subject to the alternative minimum tax.

         U.S. holders who do not maintain a substantial presence, permanent home or habitual abode in the U.S. or whose personal and economic relations are not closer to the U.S. than to any other country (other than Canada) may be unable to benefit from the provisions described herein of the Canada-U.S. Tax Convention. These holders should consult their own tax advisors concerning the availability of benefits under the Canada-U.S. Tax Convention.

         No statutory, judicial, or administrative authority exists which directly addresses some of the U.S. federal income tax consequences of the issuance and ownership of instruments and rights comparable to the exchangeable shares and the related rights. Therefore, some aspects of the U.S. federal income tax treatment of the exchange of exchangeable shares for shares of Maverick common stock are not certain. No advance income tax ruling has been sought or obtained from the IRS regarding any of the tax consequences of the exchange of exchangeable shares for shares of Maverick common stock.

         This description does not address aspects of U.S. taxation other than U.S. federal income taxation, nor does it address all aspects of U.S. federal income taxation that may be applicable to particular holders. In addition, this description does not address the U.S. state or local tax consequences or the tax consequences in jurisdictions other than the U.S. of the exchange of exchangeable shares for shares of Maverick common stock.

         Holders are urged to consult their tax advisors with respect to the U.S. federal, state, and local tax consequences and the non-U.S. tax consequences of the exchange of exchangeable shares for shares of Maverick common stock and the ownership of shares of Maverick common stock.

         United States Holders.

         Tax treatment of the initial exchange. Gallop, Johnson & Neuman, L.C. has given its legal opinion that, although not free from doubt, it is more likely than not that U.S. holders of Prudential common shares that exchange their Prudential common shares for exchangeable shares will not recognize gain or loss on that exchange for U.S. federal income tax purposes. There is, however, no direct authority addressing the proper treatment of that initial exchange for U.S. federal income tax purposes, and, therefore, Gallop, Johnson & Neuman, L.C.'s opinion regarding the initial exchange and the conclusions contained in the discussion below regarding the exchange of exchangeable shares for shares of Maverick common stock are subject to significant uncertainty. For instance, the IRS may challenge a U.S. holder's assertion that the initial exchange of Prudential common shares for exchangeable shares gives rise to no gain or loss for U.S. federal income tax purposes and a court may agree with the IRS. Accordingly, we cannot give any assurance that the exchange of exchangeable shares for shares of Maverick Common Stock will result in the tax consequences described below.

         Consequences if the Initial Exchange of Prudential Common Shares for Exchangeable Shares Is Tax-Free.

         Assuming that the initial exchange of Prudential common shares for exchangeable shares does not constitute a taxable transaction for U.S. federal income tax purposes, the following U.S. federal income tax consequences should apply to the exchange of exchangeable shares for shares of Maverick common stock. A U.S. holder that exchanges exchangeable shares for shares of Maverick common stock, including an exchange upon the occurrence of an automatic redemption date, may be justified in taking the position that no gain or loss is recognized on the exchange on the grounds that the initial exchange of Prudential common shares for exchangeable shares was made pursuant to a tax-free reorganization under Section 368(a)(1)(B) of the U.S. Code in which the exchangeable shares, in substance, constituted Maverick common stock, and, therefore, the exchange of the exchangeable shares for shares of Maverick common stock is not a taxable event. In that case, the aggregate tax basis of the Maverick common stock received pursuant to the exchange by the U.S. holder of exchangeable shares should equal the holder's aggregate adjusted tax basis in the exchangeable shares surrendered pursuant to the exchange, and the holding period of the Maverick common stock received by the U.S. holder of exchangeable shares pursuant to the exchange should include the holding period of the exchangeable shares surrendered in the exchange, which, in turn, should include the holding period of any Prudential common shares exchanged in the initial exchange, provided that the Prudential common shares and exchangeable shares have been held as capital assets immediately prior to the initial exchange and the subsequent exchange, respectively.

         If, however, the initial exchange of Prudential common shares for exchangeable shares is considered to be made pursuant to a transaction described in Section 351(a) of the U.S. Code in which the transferee corporation is Maverick Canada, then, subject to the discussion below, a U.S. holder that exchanges exchangeable shares for shares of Maverick common stock, including an exchange upon the occurrence of an automatic redemption date, may be required to recognize gain or loss equal to the difference between the fair market value of the shares of Maverick common stock received at the time of the exchange and the U.S. holder's aggregate adjusted tax basis in the exchangeable shares exchanged. In that case, the gain or loss, if any, will be capital gain or loss if the exchangeable shares are held as a capital asset at the time of the exchange, except that, with respect to any amount representing accrued but unpaid dividends on the exchangeable shares, ordinary income may be recognized by the holder thereof. In the case of a noncorporate U.S. holder of exchangeable shares that receives Maverick common stock on the exchange, generally the maximum U.S. federal income tax rate applicable to any capital gain recognized on the exchange will be lower than the maximum U.S. federal income tax rate applicable to ordinary income if the holder's holding period for the exchangeable shares, which should include the holding period of any Prudential common shares exchanged in the initial exchange, provided that the Prudential common shares have been held as capital assets immediately prior to the initial exchange, exceeds one year. The deductibility of capital losses is subject to limitations. The U.S. holder's tax basis in the shares of Maverick common stock will be the fair market value of the shares of Maverick common stock received by the U.S. holder in the exchange, and the holding period will begin on the day after the exchange.

         For U.S. federal income tax purposes, any gain recognized by a U.S. holder on the exchange of exchangeable shares for shares of Maverick common stock generally will be treated as U.S. source gain, except that, under the terms of the Canada-U.S. Tax Convention, the gain may be treated as sourced in Canada. Any Canadian tax imposed on the gain generally will be available as a credit against U.S. federal income taxes, subject to applicable limitations. A U.S. holder that is ineligible for a foreign tax credit with respect to any Canadian tax paid may be entitled to deduct the Canadian tax in computing U.S. taxable income.

         In view of this possibility of recognizing gain or loss upon the exchange of the exchangeable shares for shares of Maverick common stock, U.S. holders may wish to consider delaying the exchange until the time when they intend to dispose of the shares of Maverick common stock receivable in exchange for their exchangeable shares or, as discussed below, until the time when Maverick will own at least 80% of all the then issued and outstanding exchangeable shares either at the time of or as a result of the exchange.

         Assuming that the initial exchange of Prudential common shares for exchangeable shares is considered to be made pursuant to a transaction described in Section 351(a) of the U.S. Code in which the transferee corporation is Maverick Canada, the exchange by a U.S. holder of exchangeable shares for shares of Maverick common stock may be characterized as a tax-free exchange under limited circumstances. An exchange of exchangeable shares for shares of Maverick common stock generally may be characterized as a tax-free exchange if: at least 80% of the then outstanding exchangeable shares (and other shares, if any, of Maverick Canada) are held by Maverick either at the time of or as a result of the exchange; and in the exchange, Maverick, rather than Maverick Canada or any other subsidiary of Maverick, acquires the exchangeable shares in exchange for shares of Maverick common stock pursuant to the exercise of its call rights. In any case, the exchange would not be tax-free unless some other requirements are satisfied, which, in turn, will depend upon facts and circumstances existing at the time of the exchange and cannot be accurately predicted as of the date of this prospectus. If the exchange did qualify as a tax-free exchange, a U.S. holder's aggregate tax basis in the shares of Maverick common stock received would be equal to the holder's aggregate adjusted tax basis in the exchangeable shares exchanged. The holding period of the shares of Maverick common stock received by the U.S. holder should include the holding period of the exchangeable shares exchanged, which, in turn, should include the holding period of any Prudential common shares exchanged in the initial exchange, provided that the Prudential common shares and exchangeable shares have been held as capital assets immediately prior to the initial exchange and the subsequent exchange, respectively.

         Consequences if the Initial Exchange of Prudential Common Shares for Exchangeable Shares and the Related Rights Is Taxable.

         Assuming that the initial exchange of Prudential common shares for exchangeable shares and the related rights constitutes a taxable transaction for U.S. federal income tax purposes, the following U.S. federal income tax consequences should apply to the exchange of exchangeable shares and the related rights for shares of Maverick common stock. However, depending on the underlying reason why the exchange of Prudential common shares and the related rights constituted a taxable transaction for U.S. federal income tax purposes, the exercise of a U.S. holder's rights to exchange exchangeable shares and the related rights for shares of Maverick common stock arguably may be characterized as a tax-deferred exchange under limited circumstances. See "Consequences if the Initial Exchange of Prudential Common Shares for Exchangeable Shares is Tax-Free," above. A U.S. holder that exchanges exchangeable shares and the related rights for shares of Maverick common stock, including an exchange upon the occurrence of an automatic redemption date, generally will recognize gain or loss on the receipt of the shares of Maverick common stock in exchange for the exchangeable shares and the related rights. The gain or loss will be equal to the difference between the fair market value of the shares of Maverick common stock at the time of the exchange and the U.S. holder's aggregate adjusted tax basis in the exchangeable shares and the related rights exchanged. The gain or loss, if any, will be capital gain or loss if the exchangeable shares are held as a capital asset at the time of the exchange, except that, with respect to any declared but unpaid dividends on the exchangeable shares, ordinary income may be recognized by the holder of the exchangeable shares. In the case of a noncorporate U.S. holder, generally the maximum marginal U.S. federal income tax rate applicable to any capital gain recognized on the exchange will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income if the U.S. holder's holding period for the exchangeable shares and the related rights exceeds one year at the time of the exchange. A U.S. holder's tax basis in the shares of Maverick common stock will equal the fair market value of the shares of Maverick common stock received by the U.S. holder in the exchange and the holder's holding period will begin on the day after the date that the U.S. holder received the shares of Maverick common stock.

         For U.S. federal income tax purposes, any gain recognized by a U.S. holder on the exchange of exchangeable shares and the related rights for shares of Maverick common stock generally will be treated as U.S. source gain, except that, under the terms of the Canada-U.S. Tax Convention, the gain may be treated as sourced in Canada. Any Canadian tax imposed on the gain generally will be available as a credit against U.S. federal income taxes, subject to applicable limitations. A U.S. holder that is ineligible for a foreign tax credit with respect to any Canadian tax paid may be entitled to deduct the Canadian tax in computing U.S. taxable income.

         Non-U.S. Holders.

         Subject to the discussion below under "Backup Withholding Tax and Information reporting requirements", a non-U.S. holder generally will not be subject to U.S. federal income tax on gain, if any, recognized on the exchange of exchangeable shares for shares of Maverick common stock or on the sale of shares of Maverick common stock, unless the gain is effectively connected with a U.S. trade or business of the holder or, in the case of gains recognized by an individual, the individual is present in the U.S. for 183 days or more in the taxable year of disposition, and some other conditions are satisfied.

         Subject to the discussion below under "Backup Withholding Tax and Information reporting requirements", dividends, unless effectively connected with a U.S. trade or business, received by non-U.S. holders with respect to the Maverick common stock generally will be subject to U.S. withholding tax at a rate of 30%, which rate may be subject to reduction by an applicable income tax treaty. This reduction generally would result in a withholding tax of 15% on dividends paid to eligible residents of Canada under the Canada-U.S. Tax Convention.

         Backup Withholding Tax and Information Reporting Requirements.

         U.S. backup withholding tax and information reporting requirements generally apply to some payments to holders of stock other than exempt recipients. Information reporting generally will apply to payments of dividends on, and to proceeds from the sale or redemption of, Maverick common stock by a payor or middleman to a holder of Maverick common stock other than an exempt recipient. Exempt recipients include corporations, payees that are not United States persons and that provide an appropriate certification and some other persons. A payor or middleman will be required to withhold 31% of any payments of dividends on, and to proceeds from the sale or redemption of, Maverick common stock, unless the holder is an exempt recipient, if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with the backup withholding tax requirements. However, dividends paid to non-U.S. holders outside the United States that are subject to the 30% withholding tax or a reduced rate under a United States income tax treaty will be exempt from backup withholding tax.

         Income tax regulations effective January 1, 2001, would modify some of the rules discussed above generally with respect to payments on Maverick common stock made after December 31, 2000. In particular, in the case of payments by a payor or middleman to a foreign partnership, other than payments to a foreign partnership that qualifies as a withholding foreign partnership within the meaning of these income tax regulations and payments to a foreign partnership that are effectively connected with the conduct of a trade or business in the U.S., the partners of the partnership will be required to provide the certification discussed above in order to establish an exemption from backup withholding tax and information reporting requirements. Moreover, a payor or middleman may rely on a certification provided by a non-U.S. holder only if the payor or middleman does not have actual knowledge or a reason to know that any information or certification stated in the certificate is unreliable.

         The discussion of the U.S. federal income tax consequences set forth above is for general information only and does not purport to be a complete analysis or listing of all potential tax effects that may apply to a holder of exchangeable shares that exchanges those shares for shares of Maverick common stock. Holders of exchangeable shares are strongly urged to consult their own tax advisors to determine the particular tax consequences to them of the exchange, including the application and effect of U.S. federal, state, local and other tax laws.

                                  LEGAL MATTERS

         The validity of the shares of our common stock will be passed upon for us by Gallop, Johnson & Neuman, L.C. Certain U.S. federal income tax matters have been passed upon by Gallop, Johnson & Neuman, L.C. and certain Canadian federal income tax matters have been passed upon by McCarthy Tetrault, Toronto, Ontario.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included or incorporated by reference in our Annual Report on Form 10-K for the year ended September 30, 1999, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

         The financial statements of Prudential Steel Ltd., as at December 31, 1999 and 1998 and for each of the years in the three year period ended December 31, 1999 have been included in the proxy statement on Schedule 14A filed July 7, 2000 which has been incorporated by reference in this prospectus in reliance upon the report of Ernst & Young LLP, independent chartered accountants, and upon their authority as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         This prospectus does not contain all the information set forth in the registration statement filed with the SEC, parts of which are omitted in accordance with the rules and regulations of the SEC. For more information on us and the securities covered by this prospectus you should see the registration statement and the exhibits and schedules. Any statement made in this prospectus concerning the provisions of the documents may be incomplete, and you should refer to the copy of the documents filed as an exhibit to the registration statement with the SEC.

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may obtain information on the operation of the SEC's public reference rooms by calling the SEC at 1-800-SEC-0330. You may also read and copy any document we file at these rooms located at:

         Fifth Street, N.W., Washington, DC 20549;

         7 World Trade Center, New York, NY 10048; and

         Citicorp Center, 500 W. Madison St., Chicago, IL 60661.

         You can also inspect these materials at the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information we file with the SEC after the date of this prospectus will automatically update and supersede this information.

         We incorporate by reference the following documents and any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete:

         our proxy statement on Schedule 14A filed on July 7, 2000;

         our Annual Report on Form 10-K for the fiscal year ended September 30, 1999;

         our Quarterly Reports on Form 10-Q for the periods ended March 31, 2000 and December 31, 1999;

         our Current Report on Form 8-K filed with the SEC on June 12, 2000;

         the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 31, 1990; and

         the description of our preferred share purchase rights contained in our Registration Statement on Form 8-A filed with the SEC on August 5, 1998.

         On request, we will provide without charge a copy of any or all of the above documents incorporated by reference (other than exhibits to documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Send your written or oral requests to: Barry R. Pearl, Corporate Secretary, Maverick Tube Corporation, 16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri, 63017, telephone: (636) 733-1600.

         You should rely only on the information we incorporate by reference or provide in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted by law. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following are the estimated expenses (except for the SEC registration fee), other than underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement:

         SEC registration fee................................         $101,324 *
         Fees and expenses of qualification under state
           securities laws (including legal fees)............            5,000
         Printing and engraving expenses.....................           50,000
         Legal fees and expenses.............................           15,000
         Accounting fees and expenses........................            5,000
         Miscellaneous.......................................            3,676
                                                                    ----------
         Total...............................................         $180,000
                                                                 =============
---------------

* offset by the fee of $84,026, which was paid with respect to the preliminary proxy statement filed on July 7, 2000, in connection with this transaction.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys' fees, incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

         Article Eleventh of our certificate of incorporation requires that Maverick indemnify all persons whom it may indemnify pursuant thereto to the fullest extent permitted by Section 145. It also provides that expenses incurred by an officer or director of Maverick or any of its direct or indirect wholly owned subsidiaries, in defending a civil or criminal action, suit or proceeding, will be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer, director, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Maverick as authorized. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as our board of directors deems appropriate.

         Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

         any breach of the director's duty of loyalty to the corporation or its stockholders;

         acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         payment of unlawful dividends or unlawful stock purchases or redemptions; or

         any transaction from which the director derived an improper personal benefit.

         Article Tenth of our certificate of incorporation provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of Maverick shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of Article 13 shall not adversely affect any right or protection of a director of Maverick for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         We maintain a claims-made policy of directors' and officers' liability and company reimbursement insurance. The directors' and officers' liability portion of such policy covers all of our directors and officers and those of our subsidiary companies, more than 50 percent of the outstanding voting stock or equity interests of which is directly or indirectly owned by us. The policy provides for a payment on behalf of the directors and officers up to the policy limits for all specified losses which the directors and officers, or any of them, become legally obligated to pay, from claims made against them during the policy period for specified wrongful acts, which include: errors, misstatements, misleading statements, acts or omissions and neglect or breach of duty in the discharge of their duties, solely in their capacity as directors and officers of Maverick or a subsidiary of ours, individually or collectively, or in connection with any matter claimed against them solely by reason of their being directors or officers of Maverick or our subsidiary. The insurance includes the cost of defenses, appeals, bonds, settlements and judgments. The insurer's limit of liability under the policy is $5,000,000 in the aggregate for all losses per year. The policy contains various reporting requirements and exclusions. We also maintain a claims-made policy which provides coverage for us, and our directors and officers, against loss, liability, cost or expense incurred under the federal securities laws.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
NUMBER                     DESCRIPTION
-------                    -----------

2.1 Combination Agreement by and between Maverick Tube Corporation and Prudential Steel Ltd. dated effective as of June 11, 2000 (filed as Annex B to our proxy statement filed on July 7, 2000) (File No. 001-10651) ("2000 Proxy Statement") and incorporated herein by reference.

2.2 Form of Plan of Arrangement involving and affecting Prudential Steel Ltd. and the holders of its common shares and options (included as Annex D to our 2000 Proxy Statement and incorporated herein by reference).

4.1 Form of Share Capital and other Provisions to be Included in the Articles of Incorporation of Maverick Canada (included as Annex E to our 2000 Proxy Statement and incorporated herein by reference).

4.2 Form of Support Agreement by and between Maverick and Maverick Canada to be dated as of the date of closing of our acquisition of Prudential (included as Annex F to our 2000 Proxy Statement and incorporated herein by reference).

5.1            Opinion of Gallop, Johnson & Neuman, L.C.

8.1            Opinion of McCarthy Tetrault.

8.2            Opinion of Gallop, Johnson & Neuman, L.C.

9.1 Form of Voting and Exchange Trust Agreement by and between Maverick and Maverick Canada to be dated as of the date of closing of our acquisition of Prudential (included as Annex G to our 2000 Proxy Statement and incorporated herein by reference).

23.1           Consent of Gallop, Johnson & Neuman, L.C. (included in Exhibit
               5.1).

23.2           Consent of McCarthy Tetrault (included in Exhibit 8.1).

23.3           Consent of Gallop, Johnson & Neuman, L.C. (included in Exhibit
               8.2).

23.4           Consent of Ernst & Young LLP.

23.5           Consent of Ernst & Young LLP.

23.6           Consent of Bennett Jones LLP.

23.7           Consent of Dorsey & Whitney LLP.

24.1           Powers of Attorney (included on the signature page hereto).


ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

         (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Maverick Tube Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri on July 24, 2000.


                                    MAVERICK TUBE CORPORATION



                                    By:  /s/ Gregg M. Eisenberg
                                         ---------------------------------------
                                         Gregg M. Eisenberg, Chairman of the
                                         Board, President and Chief Executive
                                         Officer

                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes Gregg M. Eisenberg and Barry R. Pearl and each of them as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



July 24, 2000                      /s/ Gregg M. Eisenberg
                                   ---------------------------------------------
                                   Gregg M. Eisenberg, Chairman, President and
                                   Chief Executive Officer and Director


July 24, 2000                      /s/ Barry R. Pearl
                                   ---------------------------------------------
                                   Barry R. Pearl, Vice President Finance and
                                   Administration (Principal Financial and
                                   Accounting Officer)


July 24, 2000                      /s/ William E. Macaulay
                                   ---------------------------------------------
                                   William E. Macaulay, Director


                   , 2000
-------------------                ---------------------------------------------
                                   John M. Fox, Director


                   , 2000
-------------------                ---------------------------------------------
                                   C. Robert Bunch, Director


July 24, 2000                      /s/ C. Adams Moore
                                   ---------------------------------------------
                                   C. Adams Moore, Director


July 24, 2000                      /s/ David H. Kennedy
                                   ---------------------------------------------
                                   David H. Kennedy, Director


July 24, 2000                      /s/ Wayne P. Mang
                                   ---------------------------------------------
                                   Wayne P. Mang, Director

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                     DESCRIPTION
-------                    -----------

2.1 Combination Agreement by and between Maverick Tube Corporation and Prudential Steel Ltd. dated effective as of June 11, 2000 (filed as Annex B to our proxy statement filed on July 7, 2000) (File No. 001-10651) ("2000 Proxy Statement") and incorporated herein by reference.

2.2 Form of Plan of Arrangement involving and affecting Prudential Steel Ltd. and the holders of its common shares and options (included as Annex D to our 2000 Proxy Statement and incorporated herein by reference).

4.1 Form of Share Capital and other Provisions to be Included in the Articles of Incorporation of Maverick Canada (included as Annex E to our 2000 Proxy Statement and incorporated herein by reference).

4.2 Form of Support Agreement by and between Maverick and Maverick Canada to be dated as of the date of closing of our acquisition of Prudential (included as Annex F to our 2000 Proxy Statement and incorporated herein by reference).

5.1 *          Opinion of Gallop, Johnson & Neuman, L.C.

8.1 **         Opinion of McCarthy Tetrault.

8.2 *          Opinion of Gallop, Johnson & Neuman, L.C.

9.1 Form of Voting and Exchange Trust Agreement by and between Maverick and Maverick Canada to be dated as of the date of closing of our acquisition of Prudential (included as Annex G to our 2000 Proxy Statement and incorporated herein by reference).

23.1 *         Consent of Gallop, Johnson & Neuman, L.C. (included in Exhibit
               5.1).

23.2 **        Consent of McCarthy Tetrault (included in Exhibit 8.1).

23.3 *         Consent of Gallop, Johnson & Neuman, L.C. (included in Exhibit
               8.2).

23.4 *         Consent of Ernst & Young LLP.

23.5 *         Consent of Ernst & Young LLP.

23.6 **        Consent of Bennett Jones LLP.

23.7 **        Consent of Dorsey & Whitney LLP.

24.1 *         Powers of Attorney (included on the signature page hereto).

--------------------------

*     Filed herewith.
**    To be filed by amendment.